Exhibit 99.3

QUICKSILVER RESOURCES INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AND NOTES

QUICKSILVER RESOURCES INC.
PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AND NOTES
UNAUDITED

Quicksilver Resources Inc. (“Quicksilver” or the “Company”) is an independent oil and gas company incorporated in the state of Delaware and headquartered in Fort Worth, Texas.  Quicksilver engages in the development, exploitation, exploration, acquisition and production and sale of natural gas, NGLs and crude oil as well as the marketing, processing and transmission of natural gas.  As of December 31, 2007, substantial portions of Quicksilver’s reserves are located in Texas, the Rocky Mountains and Alberta, Canada with U.S. offices in Fort Worth, Texas; Granbury, Texas; Cut Bank, Montana and a Canadian subsidiary, Quicksilver Resources Canada Inc. (“QRCI”) located in Calgary, Alberta.

On August 8, 2008, Quicksilver completed the acquisition of leasehold, royalty and midstream assets ( collectively “Alliance Assets”), associated with the Barnett Shale in northern Tarrant and southern Denton counties of Texas (“Alliance Asset Acquisition”), from various private parties including Chief Resources LP, Hillwood Oil & Gas L.P. and Collins and Young, L.L.C. (collectively “Sellers”) for consideration of $1 billion in cash and 10,400,468 shares of Quicksilver Resources common stock.  The cash portion of the purchase price was funded with net proceeds of $674.5 million from the issuance of a $700 million face value second-lien term loan facility and $326 million drawn on Quicksilver’s senior secured credit facility.  Preliminary post-close adjustments reduced Quicksilver’s senior secured credit facility borrowing by $10.0 million.

Unaudited pro forma financial information

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the combined results of operations that would have actually occurred had the described transaction occurred on the indicated dates or that may be achieved in the future. However, management believes that the assumptions provide a reasonable basis for presenting the significant effect of the transaction and that the pro forma adjustments give appropriate effect to those assumptions.  The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in Quicksilver’s 2007 Annual Report on Form 10-K and its June 30, 2008 Quarterly Report on Form 10-Q, the unaudited combined statements of revenues and direct operating expenses for the Alliance Operations for the six months ended June 30, 2008 and 2007 and the audited combined statements of revenues and direct operating expenses for the Alliance Operations for the years ended December 31, 2007 and 2006 (Exhibits 99.1 and 99.2 included herein).

QUICKSILVER RESOURCES INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2008
In thousands, except for share data - Unaudited

	Historical			Pro Forma
	Quicksilver	Pro Forma		Quicksilver
	Resources Inc.	Adjustments		Resources Inc.
ASSETS
Current assets
Cash and cash equivalents	$2,329	$990,487	(a)	$1,316
		(991,500)	(b)
Accounts receivable - net of allowance for doubtful accounts	116,301	-		116,301
Current deferred income tax asset	97,980	-		97,980
Other current assets	58,012	-		58,012
Total current assets	274,622	(1,013)		273,609
Investment in BreitBurn Energy Partners	395,787	-		395,787
Property, plant and equipment
Oil and gas properties, full cost method
Proved oil and gas properties	1,920,507	787,918	(b)	2,708,425
Unproved oil and gas properties	293,312	436,917	(b)	730,229
Other property and equipment	488,827	30,025	(b)	518,852
Property, plant and equipment - net	2,702,646	1,254,860		3,957,506
Other assets	40,232	11,513	(a)	51,745
	$3,413,287	$1,265,360		$4,678,647
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$209,815	$-		$209,815
Income taxes payable	104	-		104
Accrued liabilities	42,289	497	(b)	42,786
Derivative liabilities at fair value	297,087	-		297,087
Total current liabilities	549,295	497		549,792

Long-term debt	1,288,824	686,000	(a)	2,290,824
		316,000	(a)
Asset retirement obligations	26,326	771	(b)	27,097
Derivative liabilities at fair value	121,893	-		121,893
Other liabilities	10,609	-		10,609
Deferred income taxes	384,298	-		384,298
Deferred gain on sale of partnership interests	79,316	-		79,316
Minority interests in consolidated subsidiaries	29,098	-		29,098
Stockholders' equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, none outstanding	-	-		-
Common stock, $0.01 par value, 400,000,000 shares authorized and
161,260,383 and 171,660,851 shares issued, respectively	1,613	104	(b)	1,717
Paid in capital in excess of par value	280,730	261,988	(b)	542,718
Treasury stock of 2,661,967 shares	(14,658)	-		(14,658)
Accumulated other comprehensive loss	(205,101)	-		(205,101)
Retained earnings	861,044	-		861,044
Total stockholders' equity	923,628	262,092		1,185,720
	$3,413,287	$1,265,360		$4,678,647

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

QUICKSILVER RESOURCES INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2008
In thousands, except for per share data - Unaudited

	Quicksilver	Alliance			Quicksilver
	Resources Inc.	Operations	Pro Forma		Resources Inc.
	Historical	Historical	Adjustments		Pro Forma
Revenues
Natural gas, NGL and crude oil sales	$356,503	$61,658	$-		$418,161
Other	(985)	630	-		(355)
Total revenues	355,518	62,288	-		417,806

Operating expenses
Oil and gas production expense	66,090	9,116	-		75,206
Production and ad valorem taxes	4,867	3,515	-		8,382
Other operating costs	1,959	-	-		1,959
Depletion, depreciation and accretion	73,979	-	24,175	(c)	98,154
General and administrative	30,797	-	-	(d)	30,797
Total expenses	177,692	12,631	24,175		214,498

Operating income	177,826	49,657	(24,175)		203,308

Equity loss from BreitBurn Energy Partners	4,050	-	-		4,050
Other income - net	(1,058)	-	-		(1,058)
Interest expense	26,298	-	36,070	(e)	62,368
Income before income taxes and minority interest	148,536	49,657	(60,245)		137,948
Income tax expense	52,468	-	(3,775)	(f)	48,693
Minority interest expense, net of income tax	1,496	-	-		1,496
Net income	$94,572	$49,657	$(56,470)		$87,759

Earnings per common share - basic	$0.60				$0.52

Earnings per common share - diluted	$0.56				$0.49

Basic weighted average shares outstanding	157,807	-	10,400	(g)	168,207

Diluted weighted average shares outstanding	169,764	-	10,400	(g)	180,164

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

QUICKSILVER RESOURCES INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2007
In thousands, except for per share data - Unaudited

		Alliance			Quicksilver
	Quicksilver	Operations	Pro Forma		Resources Inc.
	Resources Inc.	Historical	Adjustments		Pro Forma
Revenues
Natural gas, NGL and crude oil sales	$545,089	$67,608	$-		$612,697
Other	16,169	1,002	-		17,171
Total revenues	561,258	68,610	-		629,868

Operating expenses
Oil and gas production expense	136,831	10,334	-		147,165
Production and ad valorem taxes	16,142	4,292	-		20,434
Other operating costs	2,792	-	-		2,792
Depletion, depreciation and accretion	120,697	-	55,858	(h)	176,555
General and administrative	47,060	-	-	(d)	47,060
Total expenses	323,522	14,626	55,858		394,006
Income from equity affiliates	661	-	-		661
Gain on sale of oil and gas properties	628,709	-	-		628,709
Loss on natural gas sales contract	(63,525)	-	-		(63,525)
Operating income	803,581	53,984	(55,858)		801,707
Other income - net	(3,887)	-	-		(3,887)
Interest expense	70,527	-	71,283	(i)	141,810
Income before income taxes and minority interest	736,941	53,984	(127,141)		663,784
Income tax expense	256,508	-	(26,081)	(j)	230,427
Minority interest expense, net of income tax	1,055	-	-		1,055
Net income	$479,378	$53,984	$(101,060)		$432,302

Earnings per common share - basic	$3.08				$2.61

Earnings per common share - diluted	$2.86				$2.43

Basic weighted average shares outstanding	155,475	-	10,400	(k)	165,875

Diluted weighted average shares outstanding	168,029	-	10,400	(k)	178,429

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

QUICKSILVER RESOURCES INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
UNAUDITED

Pro forma balance sheet

The unaudited pro forma condensed combined balance sheet as of June 30, 2008 is based on the historical unaudited condensed consolidated balance sheet of Quicksilver as of June 30, 2008.  The pro forma condensed combined balance sheet gives effect to the Alliance Asset Acquisition and related transactions as if such acquisition had occurred on June 30, 2008.

(a)
Pro forma adjustment to reflect proceeds of $686.0 million from borrowings under the Company’s $700 million second lien term loan facility at 98% of face value, debt issuance costs of $11.5 million funded from those borrowings and recorded in other assets to be amortized over the life of the debt.  The pro forma adjustment also reflects borrowings of $326.0 million under the Company’s senior secured credit facility and subsequent repayment of $10.0 million of borrowings under the senior secured credit facility from cash received in preliminary post-close settlement subsequent to the close date.

(b)
Reflects payment of $990.0 million and issuance of 10,400,468 shares of Quicksilver common stock to Sellers for the Alliance Assets.  The acquisition of the Alliance Assets will be accounted for as a purchase with the following preliminary allocation of the purchase price:

(in thousands)

Purchase price:
Cash paid to Sellers	$1,000,000
Cash received from post-closing settlement	(10,000)
Cash paid for acquisition-related expenses	1,500
Total cash	991,500
Shares issued to Sellers	262,092
Total purchase price	$1,253,592

Allocation of purchase price:
Oil and gas properties - proved	$787,918
Oil and gas properties - unproved	436,917
Midstream assets	30,025
Liabilities assumed	(497)
Asset retirement obligations	(771)
$1,253,592

Pro forma statements of income

The unaudited pro forma combined statement of income for the six months ending June 30, 2008 is based on the unaudited condensed consolidated financial statements for Quicksilver for the six months ended June 30, 2008 and the unaudited combined statement of revenues and direct operating expenses for the Alliance Operations for the six months ended June 30, 2008.  The unaudited pro forma condensed combined statement of income for the year ended December 31, 2007 is based on the audited consolidated financial statements for Quicksilver for the year ended December 31, 2007 and the audited combined statement of revenues and direct operating expenses of the Alliance Operations for the year ended December 31, 2007.  The pro forma condensed combined financial information gives effect to the following events as if each had occurred on January 1, 2007.

•
the proceeds of $686.0 million from issuance of the $700 million second lien term loan facility and debt issuance costs of $11.5 million funded from those borrowings and recorded in other assets to be amortized over the life of the debt; borrowings of $326.0 million under Quicksilver’s senior secured credit facility and subsequent repayment of an estimated $10.0 million of borrowings under the senior secured credit facility from cash received in preliminary post-close settlement subsequent to the close date;

•	the issuance of 10,400,468 shares of Quicksilver common stock at the August 8, 2008 closing market price of $25.20 per common share; and

•	the acquisition of the Alliance Assets.

(c)
Pro forma adjustment to depletion for the six months ended June 30, 2008 giving effect to considerations including the net historical cost for existing oil and gas properties, estimated valuation of the Alliance oil and gas properties, estimated proved reserves owned after the Alliance Asset Acquisition and pro forma production during the period.  Additionally, the pro forma adjustment includes depreciation on the acquired midstream assets and accretion for all Alliance Assets.

(d)	Management does not expect to incur incremental general and administrative expenses as a result of the Alliance Acquisition.

(e)
Pro forma adjustment to include interest expense associated with the $700 million second lien loan term facility, with an assumed interest rate of 7.75%, and $316 million of net borrowings under Quicksilver’s senior secured credit facility, with an assumed interest rate of 4.09% for the six months ended June 30, 2008.

(f)	Pro forma adjustment to amend the provision for income taxes with respect to the Alliance Assets and associated transactions at an effective U.S. tax rate of 35.7%.

(g)	Pro forma weighted average basic and diluted shares outstanding and earnings per share were calculated as follows:

	Quicksilver	Alliance		Quicksilver
	Resources Inc.	Operations	Pro Forma	Resources Inc.
	Historical	Historical	Adjustments	Pro Forma
	(In thousands, except per share data)
Net income	$94,572	$49,657	$(56,470)	$87,759

Impact of assumed conversions – interest on 1.875% convertible debentures, net of income taxes	950	-	-	950
Income available to stockholders assuming conversion of convertible debentures	$95,522	$49,657	$(56,470)	$88,709

Weighted average common shares – basic	157,807	-	10,400	168,207
Effect of dilutive securities:
Employee stock options	742		-	742
Employee stock and stock unit awards	1,399		-	1,399
Contingently convertible debentures	9,816		-	9,816
Weighted average common shares – diluted	169,764		10,400	180,164

Earnings per common share - basic	$0.60			$0.52

Earnings per common share - diluted	$0.56			$0.49

(h)
Pro forma adjustment to depletion for the year ended December 31, 2007 giving effect to considerations including the net historical cost for existing oil and gas properties, estimated valuation of the Alliance oil and gas properties, estimated proved reserves owned after the Alliance Asset Acquisition and pro forma production during the period.  Additionally, the pro forma adjustment includes depreciation on the acquired midstream assets and accretion for all Alliance Assets.

(i)
Pro forma adjustment to include interest expense associated with the $700 million second lien loan term facility, with an assumed average interest rate of 7.75%, and $316 million of net borrowings under Quicksilver’s senior secured credit facility, with an average interest rate of 4.09% for the year ended December 31, 2007.

(j)	Pro forma adjustment to amend the provision for income taxes with respect to the Alliance Assets and associated transactions at an effective U.S. tax rate of 35.7%.

(k)	Pro forma weighted average basic and diluted shares outstanding and earnings per share were calculated as follows:

	Quicksilver	Alliance		Quicksilver
	Resources Inc.	Operations	Pro Forma	Resources Inc.
	Historical	Historical	Adjustments	Pro Forma
	(In thousands, except per share data)
Net income	$479,378	$53,984	$(101,060)	$432,302
Impact of assumed conversions – interest on 1.875% convertible debentures, net of income taxes	1,901	-	-	1,901
Income available to stockholders assuming conversion of convertible debentures	$481,279	$53,984	$(101,060)	$434,203

Weighted average common shares – basic	155,475	-	10,400	165,875
Effect of dilutive securities:
Employee stock options	1,326		-	1,326
Employee stock and stock unit awards	1,412		-	1,412
Contingently convertible debentures	9,816		-	9,816
Weighted average common shares – diluted	168,029		10,400	178,429

Earnings per common share - basic	$3.08			$2.61

Earnings per common share - diluted	$2.86			$2.43